Exhibit 99.1

September 8, 2009	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Brad Borror
918-588-7582

ONEOK Partners to Participate in National Association of
Publicly Traded Partnerships Investor Conference

TULSA, Okla. – Sept. 8, 2009 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the National Association of Publicly Traded Partnerships Investor Conference on Thursday, Sept. 17, 2009, in Greenwich, Conn.

John W. Gibson, ONEOK Partners chairman and chief executive officer, will present at the conference at 8:30 a.m. Eastern Daylight Time (7:30 a.m. Central Daylight Time).

The conference will be webcast and will be accessible on ONEOK Partners’ Web site www.oneokpartners.com. A replay of the webcast will be archived for 30 days after the conference.

The company will also post the presentation on its Web site that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 45.1 percent of the partnership. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the Web site at www.oneokpartners.com. OKS-FV

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